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                                                                    Exhibit 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
                            MARKS PANETH & SHRON LLP
                          Certified Public Accountants
                                622 Third Avenue
                            New York, New York 10017

The Board of Directors

Client Name: Wellsford Real Properties, Inc. ("Wellsford")

We consent to the use of our report dated December 21, 2006 in the (Form S-4) dated December 28, 2006 of Wellsford for the registration of securities pursuant to the merger transaction between Wellsford and Reis, Inc. and to the reference to the undersigned under the heading "Experts" therein.

/s/ Marks Paneth & Shron LLP

Marks Paneth & Shron LLP
New York, New York
December 27, 2006